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                                                                      EXHIBIT 15

May 19, 2003


To the Board of Directors and Shareholders of Limited Brands, Inc.
Columbus, Ohio

Limited Brands, Inc.:

We are aware of the incorporation by reference in the Registration Statement Form S-3 No. 333-104633 and Form S-8 (Nos. 33-44041, 33-18533, 33-49871,
333-04927 and 333-04941) of Limited Brands, Inc. and its subsidiaries of our report dated May 19, 2003 relating to the unaudited condensed consolidated interim financial statements of Limited Brands, Inc. and its subsidiaries that are included in its Form 10-Q for the thirteen weeks ended May 3, 2003.

Very truly yours,

/s/ Ernst & Young LLP

Columbus, Ohio